SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-GENERAL HOST CORP

          GAMCO INVESTORS, INC.
                                11/24/97          180,000             5.3750
                                11/24/97          606,000             5.3680
                                09/26/97            1,787-            3.5000
          GAMCO INVESTORS, INC.
                                11/24/97           20,000             5.3680
                                11/17/97            6,000             3.3750
                                11/13/97           14,000             3.5000
                                11/24/97           30,000             5.3516

          GABELLI ASSOCIATES LTD
                                11/24/97           50,000             5.3616
          GABELLI ASSOCIATES FUND
                                11/24/97          261,600             5.3616

          GIL, LTD.             11/24/97           50,000             5.3516

          GABELLI FUNDS, INC.
               THE GABELLI ABC FUND
                                11/24/97          100,000             5.4250
               THE GABELLI MULTI MEDIA FUND
                                11/24/97           38,000             5.4250
               THE GABELLI SMALL CAP GROWTH FUND
                                10/15/97            2,700-            3.1768











          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.



                                       32
SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

CONVERTIBLE STOCK-GENERAL HOST CV DEBT 8%

          GAMCO INVESTORS, INC.
                                11/24/97               25-          100.2500
                                11/20/97               35-           86.0000
                                11/17/97               10-           86.0000
                                11/14/97                4-           87.5000
                                11/10/97               10-           87.0000
                                10/24/97               50-           85.1250
                                10/21/97               50-           85.0000
                                10/20/97              107-           85.0000
                                10/06/97                3-           87.0000
                                10/03/97               15-           87.0000
                                09/26/97                9-           86.0000
                                09/25/97               17-           86.1691
          GABELLI ASSOCIATES FUND
                                11/24/97               15           100.0000

















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.






                                       33